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                 HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
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   *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)
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                                                   Exhibit 11(b)
                                                Counsellors at Law

                                   60 State Street, Boston, Massachusetts 02109
                                          617-526-6000 o fax 617-526-5000



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                   151


April 17, 1998


Kobren Insight Funds
One Exchange Place
Boston, Massachusetts 02109

Ladies and Gentlemen:

         We understand that Kobren Insight Funds (the "Trust") is about to file with the Securities and Exchange Commission ("SEC") a post-effective amendment to the Trust's registration statement. We hereby consent to being named in the post- effective amendment as experts and as counsel to the Trust.



Very truly yours,

/s/Hale and Dorr LLP






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